                                                                      EXHIBIT 23


                       Consent of Independent Auditors


We consent to the incorporation by reference in the following Registration Statements and Post Effective Amendment of our report dated February 29, 1996, with respect to the consolidated financial statements of Oglebay Norton Company included in this Annual Report (Form 10-K) for the year ended December 31, 1995:

        Registration Statement Number 33-58819 on Form S-8 dated April 26, 1995 pertaining to the Oglebay Norton Company Director Stock Plan;

        Registration Statement Number 33-37974 on Form S-8 dated November 23,
          1990 pertaining to the Oglebay Norton Company Incentive Savings Plan and Trust;

        Registration Statement Number 33-37975 on Form S-8 dated November 23,
          1990 pertaining to the Oglebay Norton Taconite Company Thrift Plan and Trust;

        Post-Effective Amendment Number 4 to Registration Statement Number
          2-80895 on Form S-8 dated February 23, 1990 pertaining to the Oglebay Norton Company Incentive Savings Plan and Trust;

        Registration Statement Number 33-29046 on Form S-8 dated June 9, 1989 pertaining to the Oglebay Norton Company Employee Stock Ownership Plan and Trust;

        Registration Statement Number 33-21006 on Form S-8 dated April 21, 1988 pertaining to the Oglebay Norton Company Employee Stock Ownership Plan and Trust.



                                                  ERNST & YOUNG LLP

Cleveland, Ohio
March 26, 1996